As filed with the Securities and Exchange Commission on November 22 , 2017.

Registration No. 333- 220888

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

Registration Statement

under

the Securities Act of 1933

CYNERGISTEK, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	37-1867101
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

27271 Las Ramblas, Suite 200

Mission Viejo, California  92691

(949) 614-0700

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Paul T. Anthony

Chief Financial Officer

CynergisTek, Inc.

27271 Las Ramblas, Suite 200

Mission Viejo, California 92691

(949) 614-0700 (telephone)

(Name, address, including zip code, and

telephone number, including area code, of agent for service)

Copy to:

Alexander Pearson, Esq.

Rob Yates, Esq.

Kirton McConkie PC

50 E. South Temple, Suite 400

Salt Lake City, UT 84111

(801) 328-3600 (telephone)

 Approximate date of commencement of proposed sale to the public:

From time to time after the effectiveness of this registration statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $.001 par value per share	(1),(2)	(1)	(1),(2)	(1),(2)
Warrants	(1),(2)	(1)	(1),(2)	(1),(2)
Debt securities	(1),(2)	(1)	(1),(2)	(1),(2)
Units (4)	(1),(2)	(1)	(1),(2)	(1),(2)
Total	$15,000,000	$ —	$15,000,000	$1,867.50(3)(5)

(1)	Omitted pursuant to General Instruction II(D) of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).
(2)

This registration statement covers such indeterminate principal amount or number of shares of common stock, debt securities, warrants and number of units of the registrant with an aggregate initial offering price not to exceed $15,000,000. The securities registered hereunder are to be issued from time to time and at prices to be determined. Any such securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement. The securities registered hereunder also include (i) an indeterminate number of shares of common stock, number of warrants and principal amount of debt securities as may from time to time be issued upon conversion or exchange of any warrants or debt securities registered hereunder, for which no separate consideration will be payable, and (ii) securities that may be purchased by underwriters to cover over-allotments, if any.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act, and exclusive of accrued interest and distributions, if any.
(4)	Consisting of some or all of the securities listed above, in any combination, including common stock, warrants, and/or debt securities.
(5)	Previously paid.

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (2)
Common stock, $.001 par value per share, to be sold by selling stockholders	1,183,333	$3.31	$3,916,832	$487.65

(1)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the registrant’s common stock as quoted on the NYSE American on October 6, 2017.

(2)	Previously paid

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell any of the securities being registered until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 22 , 2017

PROSPECTUS

CYNERGISTEK, INC.

$15,000,000

COMMON STOCK, WARRANTS, DEBT SECURITIES AND

UNITS

1,183,333 SHARES OF COMMON STOCK

We may offer common stock, warrants, debt securities and units consisting of a combination of any of these securities at an aggregate initial offering price not to exceed $15,000,000. The debt securities that we may offer may consist of senior debt securities or subordinated debt securities, in each case consisting of notes or other evidence of indebtedness in one or more series. The warrants that we may offer will consist of warrants to purchase any of the other securities that may be sold under this prospectus. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices and on terms to be determined at the time of sale. A prospectus supplement that will set forth the terms of the offering of any securities will accompany this prospectus. You should read this prospectus and any supplement carefully before you invest.

As described in more detail in our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2017, Auxilio, Inc., a Nevada corporation (“Auxilio”) changed its name and state of incorporation from the State of Nevada to the State of Delaware by merging (the “Reincorporation”) with and into its wholly-owned subsidiary, CynergisTek, Inc., a Delaware corporation, which was established for the purpose of the Reincorporation.   As a result of the Reincorporation, Auxilio ceased to exist as a separate entity.  As of the date of the merger, each outstanding share of Auxilio’s common stock was deemed, by operation of law, to represent the same number of shares of our common stock.  In accordance with Rule 12g-3 under the Securities Exchange Act of 1934, as amended, the shares of our common stock were deemed to be registered under Section 12(b) of the Exchange Act as a successor to Auxilio.  Effective as of September 8, 2017, the Company’s trading symbol changed to “CTEK.”

Our common stock is listed on the NYSE American under the symbol “CTEK.” On November 21 , 2017, the closing price of our common stock was $ 4.05 per share. As of the date of this prospectus, none of the other securities that we may offer by this prospectus are listed on any national securities exchange or automated quotation system. Pursuant to General Instruction I.B.6 to a registration statement on Form S-3, in no event will we sell our securities in a public primary offering with an aggregate market value exceeding one-third of our public float in a twelve calendar month period so long as our public float remains below $75,000,000. As of the date of this prospectus, we have done no offerings of securities pursuant to General Instruction I.B.6. of Form S-3 during the 12 calendar month period that ends on and includes the date of this prospectus.

Some of our stockholders may sell up to 1,183,333 shares of our common stock under this prospectus and any prospectus supplement.

INVESTING IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN MATTERS THAT YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus may not be used to consummate the sale of any securities unless accompanied by a prospectus supplement relating to the securities offered.

THE DATE OF THIS PROSPECTUS IS              , 2017.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference herein as described under “Information Incorporated by Reference.” We have not authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus and the accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement may be used only for the purposes for which they have been published, and no person has been authorized to give any information not contained in or incorporated by reference into this prospectus and the accompanying prospectus supplement. If you receive any other information, you should not rely on it. The information contained in this prospectus and the accompanying prospectus supplement is accurate only as of the dates on the cover pages of this prospectus or the accompanying prospectus supplement, as applicable, the information incorporated by reference into this prospectus or the accompanying prospectus supplement is accurate only as of the date of the document incorporated by reference. Any statement made in this prospectus, the accompanying prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, the accompanying prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will be deemed to constitute a part of this prospectus only to the extent so modified or superseded. See “Information Incorporated by Reference.” We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration, or continuous offering, process. Under this shelf registration process, we may issue and sell any combination of the securities described in this prospectus in one or more offerings with a maximum aggregate offering price of up to $15,000,000. In addition, some of our stockholders may sell up to 1,183,333 shares of our common stock under our shelf registration statement.

This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including a description of any risks relating to the offering, if those terms and risks are not described in this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details of the matters discussed in this prospectus.  You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Available Information” and “Information Incorporated by Reference” before investing in any of the securities offered.

We may sell securities to or through underwriters or dealers, and also may sell securities directly to other purchasers or through agents. To the extent not described in this prospectus, the names of any underwriters, dealers or agents employed by us or any selling stockholder in the sale of the securities covered by this prospectus, the principal amounts or number of shares or other securities, if any, to be purchased by such underwriters or dealers and the compensation, if any, of such underwriters, dealers or agents will be set forth in an accompanying prospectus supplement.

The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

Unless the context otherwise requires, all references in this prospectus to “CynergisTek,” “us,” “our,” “we,” the “Company” or other similar terms are to CynergisTek, Inc. and its subsidiaries.

AVAILABLE INFORMATION

We are a public company and are required to file annual, quarterly and current reports, proxy statements and other information with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus. This prospectus is only part of the registration statement and omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. You may:

•inspect a copy of the registration statement, including the exhibits and schedules, without charge at the SEC’s Public Reference Room;

•obtain a copy from the SEC upon payment of the fees prescribed by the SEC; or

•obtain a copy from the SEC website.

Our mailing address is 27271 Las Ramblas, Suite 200, Mission Viejo, California  92691 and our Internet address is www.cynergistek.com. Our telephone number is (949) 614-0700. General information, financial news releases and filings with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to these reports are available free of charge on the SEC’s website at www.sec.gov. We are not including the information contained on our website as part of, or incorporating it by reference into, this prospectus.

FORWARD-LOOKING STATEMENTS

Statements included or incorporated by reference in this prospectus include both historical and “forward-looking” statements within the meaning of the federal securities laws. These forward-looking statements are based on current expectations and projections about future results and include the discussion of our business strategies, plans, goals, objectives and expectations concerning future operations, margins, profitability, liquidity and capital resources. In addition, in certain portions of this prospectus, the documents incorporated by reference and in any prospectus supplement, the words “anticipate,” “believe,” “estimate,” “may,” “will,” “expect,” “plan” and “intend” and similar expressions, or the negative of such terms or other comparable terminology, as they relate to us or our management, are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These statements are based upon the beliefs and assumptions of, and on information available to, our management. Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to those set forth below under “Risk Factors.” Unless required by law, we do not assume any obligation to update forward-looking statements based on unanticipated events or changed expectations. However, you should carefully review the reports and documents we file from time to time with the SEC, particularly our annual reports on Form 10-K, quarterly reports on Form 10-Q and any current reports on Form 8-K.

THE COMPANY

CynergisTek, Inc. (including our subsidiaries, CTEK Solutions, Inc., Delphiis, Inc., and CTEK Security, Inc.; referred to herein collectively, as “CynergisTek,” the “Company,” “we,” “our” and “us”) is engaged in the business of providing fully outsourced document management solution services and cyber security professional services primarily to the healthcare industry, and also to financial institutions, gaming and other industries. CynergisTek, Inc., a Delaware corporation, was incorporated in Delaware on July 25, 2017, as a wholly-owned subsidiary of Auxilio, Inc., a Nevada corporation (“Auxilio”). On September 7, 2017, Auxilio changed its name and state of incorporation from the State of Nevada to the State of Delaware by merging (the “Reincorporation”) with and into its wholly-owned subsidiary, CynergisTek, Inc., a Delaware corporation (the “Company” or “CynergisTek”), which was established for this purpose, pursuant to the terms of an Agreement and Plan of Merger, dated September 7, 2017, between Auxilio and the Company. A majority of the votes cast at Auxilio’s 2017 Annual Meeting of Stockholders held on June 8, 2017 voted to approve the Reincorporation.   Our principal executive offices are located at 27271 Las Ramblas, Suite 200, Mission Viejo, California 92691.

Auxilio was incorporated in Nevada on August 29, 1995, under the name Corporate Development Centers, Inc. On April 1, 2004, we acquired Alan Mayo and Associates, Inc. dba The Mayo Group (“TMG”), a managed print company. TMG provided outsourced print management services to healthcare facilities throughout California, which services we provide as the successor-in-interest to TMG. After we acquired TMG, we changed our name to “Auxilio, Inc.” and changed the name of TMG’s former subsidiary to “Auxilio Solutions, Inc.” After Auxilio merged with and into CynergisTek, we changed the name of Auxilio Solutions, Inc. to CTEK Solutions, Inc. Effective July 1, 2014, we acquired Delphiis, Inc., a California corporation, which provides IT security consulting services.  On April 7, 2015, we acquired certain assets of Redspin, Inc. which provides IT security consulting services. On January 13, 2017, we acquired CynergisTek, Inc., a Texas corporation, which provides IT security consulting services and solutions.  After Auxilio merged with and into CynergisTek, we changed the name of CynergisTek, Inc., a Texas corporation, to “CTEK Security, Inc.” Our common stock currently trades on the NYSE American under the symbol “CTEK.”

We are engaged in cybersecurity and information management consulting dedicated to serving the healthcare industry. CynergisTek offers specialized services and solutions to help organizations achieve privacy, security, compliance, and document output goals. The Company has served as a partner to hundreds of healthcare organizations and is dedicated to supporting and educating the industry by contributing to relevant industry associations.

Security Services includes conducting assessments and technical testing measuring compliance with applicable regulations, including thorough reviews of best practices, and delivers actionable plans to help mature an organization’s security program. These services include:

•Risk Assessments

•Penetration Testing

•Social Engineering and Phishing

•Vulnerability Testing

Privacy Services includes the improvement of privacy programs by measuring compliance through assessments and on-site audits. Our experts review policy and procedures, provide advisory services on breach notification, investigation and ad-hoc support. These services include:

•Privacy Program Assessment

•Patient Privacy Monitoring Services

Compliance and Audit Services includes the use of our knowledge of audit and enforcement activities to support clients through breach investigations, random audits and compliance reviews, and our services mirror the actual process and timelines. These services include:

•OCR Compliance Audits

•Meaningful Use Audits

Managed Services and Professional Services include dedicated management and advisory services that act as an extension of our customers team providing the expertise, leadership and best practices that are necessary to achieve business goals. These services include:

•Compliance Assist Partner Program

•Managed Document Services

•Vendor Security Management

•Strategic Staffing

•Remediation Services

•Virtual CISO

•Program Development

RiskSonar SaaS Solution is our software as a service solution that streamlines performing and managing security risk assessments with deeper risk intelligence insight. RiskSonar is a risk management tool primarily used for IT risk assessments with use cases to measure, manage and report risks on the security of your PHI, PCI, PII, business associates and critical information systems.

RISK FACTORS

Before deciding to purchase, hold or sell our common stock, you should carefully consider the risks described below in addition to the other information contained in this prospectus, any prospectus supplement, and related free writing prospectus and in our other filings with the SEC, including reports on Forms 10-K, 10-Q and 8-K which are incorporated by reference into this prospectus. The risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business. If any of these known or unknown risks or uncertainties actually occurs with material adverse effects on CynergisTek, our business, financial condition, results of operations and/or liquidity could be seriously harmed. In that event, the market price of our common stock will likely decline, and you may lose all or part of your investment.

Risks Related to Our Industry

We face substantial competition from better established companies that may offer similar products and services at a lower cost to our customers, resulting in a reduction in the sale of our products and services.

The market for our products and services is competitive and is likely to become even more competitive in the future. Increased competition could result in pricing pressures, reduced sales, reduced margins or the failure of our products and services to achieve or maintain market acceptance, any of which would have a material adverse effect on our business, results of operations and financial condition. Many of our current and potential competitors enjoy substantial competitive advantages, such as:

•greater name recognition and larger marketing budgets and resources;

•established marketing relationships and access to larger customer bases;

•substantially greater financial, technical and other resources; and

•larger technical and support staffs.

As a result, our competitors may be able to respond more quickly than we can to new or changing opportunities, technologies, standards or customer requirements. For all of the foregoing reasons, we may not be able to compete successfully against our current and future competitors.

We are dependent upon our vendors to continue to supply us equipment, parts, supplies, and services at comparable terms and price levels as the business grows.

Our access to equipment, parts, supplies, and services depends upon our relationships with, and our ability to purchase these items on competitive terms from our principal vendors. We rarely enter into long-term supply contracts with these vendors and we have no current plans to change this in the future. These vendors are not required to use us to distribute their equipment and are free to change the prices and other terms at which they sell to us. In addition, we compete with the selling efforts of some of these vendors. Significant deterioration in relationships with, or in the financial condition of, these significant vendors could have an adverse impact on our ability to sell equipment as well as our ability to provide effective service and technical support. If one of these vendors terminates or significantly curtails its relationship with us, or if one of these vendors ceases operations, we would be forced to expand our relationships with our existing vendors or seek out new relationships with previously unused vendors.

Risks Related to Our Business

A substantial portion of our business is dependent on our largest customers.

The loss of any key customer could have a material adverse effect upon our financial condition, business, prospects and results of operation. Our two largest customers represented approximately 49% of our revenues for the year ended December 31, 2016. We anticipate that these customers will represent approximately 50% of revenue for 2017; therefore the loss of one or more of these customers may contribute to our inability to operate as a going concern and may require us to obtain equity funding or debt financing to continue our operations. We cannot be certain that we will be able to obtain such financing on commercially reasonable terms, or at all.

Healthcare legislation and regulation may negatively affect our Company.

The healthcare industry is highly regulated.  Legislation such as the Patient Protection and Affordable Care Act of 2010 (the “Affordable Care Act”) has changed and will likely continue to change how healthcare services are provided and managed.  In addition, legislation related to electronic medical records may impact our business.  In 2009, the American Recovery and Reinvestment Act of 2009 included incentives and penalties related to electronic medical records.

The use of electronic medical records does not necessarily mean a hospital’s printing demands will decrease, but we cannot be sure whether this will be the case.  Increased adoption and use of electronic medical records may negatively impact our business.

New legislation or regulation may negatively affect our Company and require us to meet new and potentially more stringent standards.

As to prospective legislation and regulation, we cannot determine what effect additional state or federal governmental legislation, regulations, or administrative orders would have on our business in the future.  New legislation or regulation may require the reformulation of our business to meet new standards, require us to cease operations, impose stricter qualification and/or registration standards, impose additional record keeping, or require expanded consumer protection measures.  Congressional leaders and the current administration have announced plans to repeal or modify the Affordable Care Act.  At this time the Company is not certain as to the impact of federal health care legislation on its business.

We may be unable to recruit and maintain our senior management and other key personnel on whom we are dependent.

We are highly dependent upon senior management and key personnel, and we do not carry any life insurance policies on such persons. The loss of any of our senior management, or our inability to attract, retain and motivate the additional highly-skilled employees and consultants that our business requires, could substantially hurt our business, prospects, financial condition and results of operations. In addition, we rely on the ability of our management team to work together effectively. If our management team fails to work together effectively, our business could be harmed.

The market may not accept our products and services and we may not be able to continue our business operations; or if the market is receptive to our products but not our services, our revenues and profitability will be harmed.

Our products and services are targeted to the healthcare market, a market in which there are many competing service providers. Accordingly, the demand for our products and services is very uncertain. The market may not accept our products and services. Even if our products and services achieve market acceptance, our products and services may fail to adequately address the market’s requirements.

In addition, if we are able to sell our products but are unable to provide ongoing services, our revenues and profitability will be harmed. Our services are integral to the successful deployment of our solutions. If we do not effectively service and support our customers, our revenues and operating results would be harmed.

Our business depends on generating and maintaining ongoing, profitable customer demand for our services and solutions, including through the adaptation and expansion of our services and solutions in response to ongoing changes in technology and offerings, and a significant reduction in such demand or an inability to respond to the evolving technological environment could materially affect our results of operations.

Our revenue and profitability depend on the demand for our services and solutions with favorable margins, which could be negatively affected by numerous factors, many of which are beyond our control and unrelated to our work product.  Volatile, negative or uncertain global economic conditions and lower growth in the markets we serve have adversely affected and could in the future adversely affect customer demand for our services and solutions. Our success depends, in part, on our ability to continue to develop and implement services and solutions that anticipate and respond to rapid and continuing changes in technology and offerings to serve the evolving needs of our customers. Technological developments may materially affect the cost and use of technology by our customers. Some technologies may replace some of our services and solutions in the future. This may cause customers to delay spending under existing contracts and engagements and to delay entering into new contracts while they evaluate new technologies. Such delays can negatively impact our results of operations if the pace and level of spending on new technologies is not sufficient to make up any shortfall.

Developments in the industries we serve, which may be rapid, also could shift demand to new services and solutions. If, as a result of new technologies or changes in the industries we serve, our customers demand new services and solutions, we may be less competitive in these new areas or need to make significant investment to meet that demand. Our growth strategy focuses on responding to these types of developments by driving innovation that will enable us to expand our business into new growth areas. If we do not sufficiently invest in new technology and adapt to industry developments, or evolve and expand our business at sufficient speed and scale, or if we do not make the right strategic investments to respond to these developments and successfully drive innovation, our services and solutions, our results of operations, and our ability to develop and maintain a competitive advantage and to execute on our growth strategy could be negatively affected.

We operate in a rapidly evolving environment in which there currently are, and we expect will continue to be, new technology entrants. New services or technologies offered by competitors or new entrants may make our offerings less differentiated or less competitive when compared to other alternatives, which may adversely affect our results of operations. In addition, companies in the industries we serve sometimes seek to achieve economies of scale and other synergies by combining with or acquiring other companies. If one of our current customers merges or consolidates with a company that relies on another provider for the services and solutions we offer, we may lose work from that customer or lose the opportunity to gain additional work if we are not successful in generating new opportunities from the merger or consolidation.

Many of our contracts allow customers to terminate, delay, reduce or eliminate spending on the services and solutions we provide. Additionally, a customer could choose not to retain us for additional stages of a project, try to renegotiate the terms of its contract or cancel or delay additional planned work. When contracts are terminated or not renewed, we lose the anticipated revenues, and it may take significant time to replace the level of revenues lost. Consequently, our results of operations in subsequent periods could be materially lower than expected. The specific business or financial condition of a customer, changes in management and changes in a customer’s strategy are also all factors that can result in terminations, cancellations or delays.

Achieving the desired benefits of the acquisition of Delphiis, Inc., certain assets of Redspin, Inc. and CTEK Security, Inc., a Texas corporation, may be subject to a number of challenges and uncertainties which make it hard to predict the future success of each entity.

We acquired Delphiis, Inc., certain assets of Redspin, Inc. and CTEK Security, Inc. (formerly CynergisTek, Inc.), a Texas corporation, with expected benefits including, among other things, operating efficiencies, procurement savings, innovation, sharing of best practices and increased market share that may allow for future growth.  Achieving the anticipated benefits may be subject to a number of significant challenges and uncertainties, including, without limitation, whether unique corporate cultures will work collaboratively in an efficient and effective manner, the coordination of separate organizations, the possibility of imprecise assumptions underlying expectations regarding potential synergies and the integration process, unforeseen expenses and delays, and competitive factors in the marketplace.  We could also encounter unforeseen transaction and integration-related costs or other circumstances such as unforeseen liabilities or other issues.  Many of these potential circumstances are outside of our control and any of them could result in increased costs, decreased revenue, decreased synergies and the diversion of management time and attention.  If we are unable to achieve our objectives within the anticipated time frame, or at all, the expected benefits may not be realized fully or at all, or may take longer to realize than expected, which could have an adverse effect on our business, financial condition and results of operations.

We may need additional capital in the future and, if such capital is not available on terms acceptable to us or available to us at all, this may impact our ability to continue to grow our business operations.

We may need capital in the future to expand our business operations. If we need capital, we cannot be certain that it will be available on terms acceptable to us or available to us at all. In the event we are unable to raise capital, we may not be able to:

•develop or enhance our service offerings;

•take advantage of future opportunities; or

•respond to customers and competition.

We have a substantial amount of indebtedness, which may adversely affect our financial resources and our ability to operate our business.

We are party with ZB, N.A., dba California Bank and Trust and AvidBank (the “Lenders”), to, and jointly and severally liable with our subsidiaries for $14.0 million of outstanding debt under term loans issued under our Amended and Restated Credit Agreement, as amended (the “Credit Agreement”).  The maturity date of the outstanding term loans is January 12, 2022.  We also have available a revolving line of credit from the Lenders of up to $5.0 million.  Further, we are indebted to the former shareholders of CTEK Security, Inc. (formerly CynergisTek, Inc.), a Texas corporation, in the aggregate amount of $9.0 million pursuant to promissory notes with maturity dates of January 13, 2020.  Our resulting substantial level of indebtedness and other financial obligations increase the possibility that we may be unable to pay, when due, the principal of, interest on, or other amounts due in respect of, our indebtedness.  Further, under the Credit Agreement, we are subject to certain restrictive covenants that, among other things, may limit our ability to obtain additional financing for working capital requirements, product development activities, debt service requirements, and general corporate or other purposes. These restrictive covenants include, without limitation, restrictions on our ability to: (1) change the nature of our business; (2) incur additional indebtedness; (3) incur liens; (4) make certain investments; (5) make certain dispositions of assets; (6) merge, dissolve, consolidate or sell all or substantially all of our assets; (7) enter into certain transactions with affiliates; and (8) transfer more than designated amounts to our subsidiaries during the term of the Credit Agreement.  If we breach any of these restrictive covenants or are unable to pay our indebtedness under the Credit Agreement when due, this could result in a default under the Credit Agreement.  In such event, the Lenders may elect (after the expiration of any applicable notice or grace periods) to declare all outstanding borrowings, together with accrued and unpaid interest and other amounts payable under the Credit Agreement, to be immediately due and payable. Any such occurrence would have an immediate and materially adverse impact on our business and results of operations. The Credit Agreement is secured by a security interest in all assets of the Company and its current and future subsidiaries.

Risks Related to the Market for Our Securities

Because the public market for shares of our common stock is limited, stockholders may be unable to resell their shares of common stock.

Currently, there is only a limited public market for our common stock on the NYSE American and our stockholders may be unable to resell their shares of common stock. Currently, the average daily trading volume of our common stock is not significant, and it may be more difficult for you to sell your shares in the future, if at all.

The development of an active trading market depends upon the existence of willing buyers and sellers who are able to sell shares of our common stock as well as market makers willing to create a market in such shares. Under these circumstances, the market bid and ask prices for the shares may be significantly influenced by the decisions of the market makers to buy or sell the shares for their own account. Such decisions of the market makers may be critical for the establishment and maintenance of a liquid public market in our common stock. Market makers are not required to maintain a continuous two-sided market and are free to withdraw quotations at any time. We cannot assure our stockholders that an active public trading market for our common stock will develop or be sustained.

The price of our common stock may be volatile and could decline in value, resulting in loss to our stockholders.

The market for our common stock is volatile, having ranged since January 1, 2016 through December 31, 2016 from a low of $2.25 to a high of $3.51. From January 1, 2017 through November 21 , 2017, the market price of our common stock has ranged from $2.37 to $6.72.  The market price for our common stock has been, and is likely to continue to be, volatile. The following factors may cause significant fluctuations in the market price of shares of our common stock:

•fluctuations in our quarterly revenues and earnings or those of our competitors;

•variations in our operating results compared to levels expected by the investment community;

•announcements concerning us, our competitors or our customers;

•announcements of technological innovations;

•sale or purchases of shares by traders or other investors;

•market conditions in the industry; and

•the conditions of the securities markets.

The factors discussed above may depress or cause volatility of our share price, regardless of our actual operating results. In addition, the highly volatile nature of our stock price may cause investment losses for our stockholders. In the past, securities class action litigation has often been brought against companies following periods of volatility in the market price of their securities. If securities class action litigation is brought against us, such litigation could result in substantial costs while diverting management’s attention and resources.

There are a large number of shares of common stock that may be issued or sold, and if such shares are issued or sold, the market price of our common stock may decline.

As of November 21 , 2017, we had 9,501,760 shares of our common stock outstanding.

If all warrants, options and restricted stock grants outstanding as of November 21 , 2017 are exercised prior to their expiration, up to approximately 1,550,082 additional shares of common stock could become freely tradable. Such sales of substantial amounts of common stock in the public market could adversely affect the prevailing market price of our common stock and could also make it more difficult for us to raise funds through future offerings of common stock.

We do not intend to pay dividends.

We have never declared or paid any cash dividends on our common stock. We do not anticipate paying dividends on our common stock in the foreseeable future. We may not have sufficient funds to legally pay dividends. Even if funds are legally available to pay dividends, we may nevertheless decide in our sole discretion not to pay dividends and to retain any future earnings to fund growth.  We currently plan to invest all available funds and future earnings in the development and growth of our business. As a result, capital appreciation, if any, of our common stock will be your sole source of potential gain for the foreseeable future.

Other Risks

It may be difficult for a third party to acquire us even if doing so would be beneficial to our stockholders.

Some provisions of our certificate of incorporation, as amended, and bylaws, as amended, as well as some provisions of Delaware or California law, may discourage, delay or prevent third parties from acquiring us, even if doing so would be beneficial to our stockholders.

As a public company, we are subject to complex legal and accounting requirements that will require us to incur significant expenses.

As a public company, we are subject to numerous legal and accounting requirements that do not apply to private companies. The cost of compliance with many of these requirements is material, not only in absolute terms but, more importantly, in relation to the overall scope of the operations of a small company. The cost of such compliance may prove to be a substantial competitive disadvantage vis-à-vis our privately held and larger public competitors.

The impact of any deterioration of the global credit markets, financial services industry and U.S. economy may negatively affect our business and our ability to obtain capital, if needed.

A deterioration in the global credit markets, the financial services industry and the U.S. economy could result in a period of substantial turmoil. The impact of these events on our business and the severity of an economic crisis are uncertain. It is possible that a crisis in the global credit markets, the financial services industry or the U.S. economy could adversely affect our business, vendors and prospects as well as our liquidity and financial condition. This could impact our ability to increase our customer base and generate positive cash flows. Although we have been able to raise additional working capital through convertible note agreements and private placement offerings of our common stock in the past, we may not be able to continue this practice in the future or we may not be able to obtain additional working capital through other debt or equity financings. In the event that sufficient capital cannot be obtained, we may be forced to minimize growth to a point that would be detrimental to our business development activities. These courses of action may be detrimental to our business prospects and result in material charges to our operations and financial position. In the event that any future financing should take the form of the sale of equity securities, the current equity holders may experience dilution of their investments.

The forward looking statements contained in this prospectus may prove incorrect.

This prospectus contains certain forward-looking statements. These forward-looking statements are based largely on our current expectations and are subject to a number of risks and uncertainties. Actual results could differ materially from these forward-looking statements. In addition to the other risks described elsewhere in this “Risk Factors” discussion, important factors to consider in evaluating such forward-looking statements include: (i) changes to external competitive market factors or in our internal budgeting process which might impact trends in our results of operations; (ii) anticipated working capital or other cash requirements; (iii) changes in our business strategy or an inability to execute our strategy due to unanticipated changes in our industry; and (iv) various competitive factors that may prevent us from competing successfully in the marketplace. In light of these risks and uncertainties, many of which are described in greater detail elsewhere in this “Risk Factors” discussion, there can be no assurance that the events predicted in forward-looking statements contained in this prospectus will, in fact, transpire.  Any negative change in the factors listed above could adversely affect the financial condition and operating results of the Company and its products and services.

If we fail to comply with the listing standards and maintain our listing on the NYSE American, our business could be materially harmed and our stock price could decline.

Our shares of common stock are listed on the NYSE American. Pursuant to the Sarbanes-Oxley Act of 2002, national securities exchanges, including the NYSE American, have adopted more stringent listing requirements. We may not be able to maintain our compliance with all of the listing standards of the NYSE American. Any failure by us to maintain our listing on the NYSE American could materially harm our business, cause our stock price to decline, and make it more difficult for our stockholders to sell their shares.

The large number of shares eligible for public sale could cause our stock price to decline.

The market price of our common stock could decline as a result of the resale of shares of common stock that were previously restricted under Rule 144. In addition, if our officers, directors or employees sell previously restricted shares for tax, estate planning, portfolio management or other purposes, such sales could be viewed negatively by investors and put downward pressure on our stock price.  Approximately 7,435,313 shares were free of restrictive legend as of November 21 , 2017.  The occurrence of such sales, or the perception that such sales could occur, may cause our stock price to decline.

Future sales or the potential for future sales of our securities may cause the trading price of our common stock to decline and could impair our ability to raise capital through subsequent equity offerings.

Sales of a substantial number of shares of our common stock or other securities in the public markets, or the perception that these sales may occur, could cause the market price of our common stock or other securities to decline and could materially impair our ability to raise capital through the sale of additional securities.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for our Company.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for general corporate purposes, which may include working capital, capital expenditures, repayment of debt, development costs, strategic investments and possible acquisitions. We have not allocated any portion of the net proceeds for any particular use at this time. The net proceeds may be invested temporarily until they are used for their stated purpose. Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement relating to such securities. We will not receive any of the proceeds from the sale of common stock that may be sold by the selling stockholders.

SELLING STOCKHOLDERS

The selling stockholders may be our directors, executive officers, former directors, employees, former employees or other holders of our common stock. Each of the selling stockholders was granted registration rights in connection with private offerings conducted by the Company and elected to include the resale of such shares herein.  The common stock to be sold by the selling stockholders was acquired by the selling stockholders (i) in a private placement in January 13, 2017, related to the acquisition of CTEK Security, Inc. (formerly CynergisTek, Inc.); and (ii) in a private placement in July 2011.

The following table sets forth certain information regarding the selling stockholders and the shares of common stock beneficially owned by each person or entity, which is based on information that is available to us as of November 21, 2017. The selling stockholders may offer shares under this prospectus from time to time and may elect to sell none, some or all of the shares set forth next to its name. As a result, we cannot estimate the number of shares of common stock that the selling stockholders will beneficially own after termination of sales under this prospectus. In addition, the selling stockholders may have sold, transferred or otherwise disposed of all or a portion of such holder’s shares of common stock since the date on which it provided information for this table. We have not made independent inquiries about this.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of November 21, 2017 are considered outstanding and beneficially owned by the person holding the options or warrants for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person.

			Common stock (1)
Name of Selling Stockholder (2)	Number of Shares Owned Prior to Offering	Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number and Percentage of Shares Owned After Offering (3)
Michael Vanderhoof (4)	516,676	16,667	500,009 – 5.44%
Michael McMillan (5)	583,334	583,334	0 - **
Dr. Michael Mathews Hernandez (6)	583,334	583,334	0 - **

**Ownership for each selling stockholder is less than 1%

(1)  We assume no purchase in this offering by the selling stockholders of any shares of our common stock.

(2)  A supplement to this prospectus pursuant to Rule 424(b) under the Securities Act will be used to post-effectively update this selling security holder table to reflect a transfer from a previously identified selling security holder. Additionally, post-effective amendments to the registration statement will be filed to disclose any material changes to the plan of distribution from the description contained in the final prospectus.

(3)  Assumes that all shares offered by the selling stockholders will be sold .

(4)  Mr. Vanderhoof was a director of the Company until June 8, 2017.  Michael Vanderhoof is a principal in Cambria Investment Fund, L.P. Cambria Investment Fund, L.P. currently owns 168,768 shares of common stock. Mr. Vanderhoof expressly disclaims beneficial ownership of these securities, except to the extent he has a pecuniary interest therein resulting from his position as a principal of Cambria Investment Fund, L.P.

(5) Mr. McMillan is President, Chief Executive Officer and a director of the Company.  Mr. McMillan has been a director and officer of the Company since January 13, 2017.

(6) Dr. Hernandez is Chief Operations Officer and a director of the Company.  Dr. Hernandez has been a director of the Company since January 13, 2017.

PLAN OF DISTRIBUTION

We may sell the securities in one or more of the following ways from time to time:

•through underwriters or dealers for resale to the public or to institutional investors;

•directly to a limited number of institutional purchasers or to a single purchaser;

•through agents; or

•if indicated in the prospectus supplement, pursuant to delayed delivery contracts, by remarketing firms or by other means.

In addition, some of our stockholders may sell shares of our common stock under this prospectus in any of these ways. The selling stockholders may also sell shares pursuant to Rule 144 under the Securities Act, if available, rather than under this prospectus.

Any dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act, and any discounts or commissions they receive from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement and will include:

•the name or names of any underwriters, dealers or agents;

•the purchase price of such securities and the proceeds to us from such sale;

•any underwriting discounts, agency fees and other items constituting underwriters’ or agents’ compensation;

•the public offering price;

•any discounts or concessions that may be allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed; and

•the securities exchange on which the securities may be listed, if any.

If underwriters are used in the sale of securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in the applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are so purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The securities may be sold directly by us or any selling stockholder or through agents designated by us from time to time. Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by us to such agents, will be set forth in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If dealers are utilized in the sale of any securities, we will sell the securities to the dealers, as principals. Any dealer may resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transaction will be set forth in the prospectus supplement with respect to the securities being offered.

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the “remarketing firms,” acting as principals for their own accounts or as our agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act in connection with the securities remarketed thereby.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement relates from us at the public offering price set forth in the applicable prospectus supplement, plus, if applicable, accrued interest pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth the commission payable for solicitation of such contracts.

Underwriters will not be obligated to make a market in any securities. We can give no assurance regarding the activity of trading in, or liquidity of, any securities.

Agents, dealers, underwriters and remarketing firms may be entitled, under agreements entered into with us, to indemnification by us, as applicable, against certain civil liabilities, including liabilities under the Securities Act, or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Each series of securities will be a new issue and, other than the common stock, which is listed on the NYSE American, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity of the trading market for any of the securities.

The place, time of delivery and other terms of the offered securities will be described in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 33,333,333 shares of common stock, $0.001 par value per share, and no shares of preferred stock.

The following is a summary of the material terms of our common stock.

Common stock

As of November 21 , 2017, there were 9,501,760 shares of common stock outstanding. The following summary of certain provisions of our certificate of incorporation and bylaws, each as amended, is not complete and is subject to, and qualified in its entirety by, our certificate of incorporation and bylaws, each as amended, copies of which may be obtained as described in “Available Information.”

Voting Rights

Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the stockholders including the election of directors. According to our bylaws, if a quorum is present, action on a matter by the stockholders is approved if the votes cast by the stockholders favoring the action exceed the votes cast opposing the action, unless the vote of a greater number of affirmative votes is required by statute or the certificate of incorporation, in which case such greater number of votes shall be required. Our bylaws provide that a majority of the votes entitled to be cast on a matter by the stockholders constitutes a quorum of the stockholders for action on that matter. Our bylaws also provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting, if one or more written consents setting forth the action so taken shall be signed by stockholders holding at least a majority of the votes entitled to be cast at a meeting, unless the vote of a greater number of affirmative votes is required by statute or the certificate of incorporation, in which case the consent of the stockholders holding such greater number of votes shall be required.

As explained in more detail in our bylaws, as amended, our directors are elected by a majority of votes cast at annual or special meetings.  In a contested election (i.e., where the number of nominees exceeds the number of directors to be elected), directors are elected by a plurality of the votes cast.  If an incumbent director is not elected by a majority of votes cast, the incumbent director is required to promptly tender his or her resignation to the board of directors for consideration.  Our nominating and corporate governance committee will make a recommendation to the board of directors on whether to accept or reject the resignation, or whether other action should be taken.  The board of directors, acting on such committee’s recommendation or on its own decision, as the case may be, will publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results.  Stockholders may not cumulate votes in the election of directors.

Dividend Rights

The holders of our common stock are entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our Company, its capital requirements, general business conditions and other pertinent factors. We have not paid any dividends since our inception and we do not anticipate that dividends will be paid in the foreseeable future.

Miscellaneous Rights and Provisions

Our common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding our common stock.

Upon liquidation each outstanding share of common stock may participate pro rata in the assets remaining after payment of, or adequate provision for, all our known debts and liabilities.

Our common stock, after the fixed consideration thereof has been paid or performed, is not subject to assessment, and the holders of our common stock are not individually liable for the debts and liabilities of our Company.

Our bylaws provide that our bylaws may be altered, amended or repealed by the affirmative vote of a majority of the members of the board of directors then in office, or by the holders of a majority of the outstanding voting stock of the Company.

Anti-Takeover Provisions Under Delaware Law and our Certificate of Incorporation and Bylaws

Certain provisions of Delaware law, our certificate of incorporation and our bylaws, each as amended, contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquiror outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms, and increased value to our stockholders.

Certificate of Incorporation and Bylaw Provisions

The following summary of certain provisions of our certificate of incorporation and bylaws, each as amended, is not complete and is subject to, and qualified in its entirety by, our certificate of incorporation and bylaws, each as amended, copies of which may be obtained as described in “Available Information.” Our certificate of incorporation, as amended, and bylaws, as amended, include provisions that, among others, could have the effect of delaying deferring or discouraging potential acquisition proposals and could delay or prevent a change of control of the Company. Such provisions include:

•Under our bylaws, as amended, special meetings of our stockholders may be called only by the vote of a majority of the entire board of directors, the chief executive officer or the chairman of the board of directors. Our stockholders may not call a special meeting of the stockholders.

•Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for elections as directors, other than nominations made by or at the directions of our board of directors or a committee thereof.

Delaware Law

Section 203 of the Delaware General Corporation Law prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless: (i) prior to such date, our board of directors approves either the business combination or the transaction that resulted in the stockholder’s becoming an interested stockholder; (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of our outstanding voting stock, excluding shares held by directors, officers and certain employee stock plans; or (iii) on or after the consummation date, the business combination is approved by our board of directors and by the affirmative vote at an annual or special meeting of stockholders holding at least two-thirds of our outstanding voting stock that is not owned by the interested stockholder.

For purposes of Section 203, a “business combination” includes, among other things, a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is generally a person who, together with affiliates and associates of such person, (a) owns 15% or more of outstanding voting stock; or (b) is an affiliate or associate of ours and was the owner of 15% or more of our outstanding voting stock at any time within the prior three years.

A Delaware corporation may opt out of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved b at least a majority of the outstanding voting shares. We have not opted out of the provisions of Section 203. This statute could prevent or delay mergers or other takeover or change-of-control transactions for us and, accordingly, may discourage attempts to acquire us.

Transfer Agent and Registrar

Colonial Stock Transfer Company, Inc. is the transfer agent and registrar for our common stock.

DESCRIPTION OF WARRANTS

General Description of Warrants

We may issue warrants for the purchase of debt securities or common stock, or any combination of these securities. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. Additional terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement. The following description, and any description of the warrants included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement, which we will file with the SEC in connection with any offering of warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants exercisable for debt securities will describe the terms of those warrants, including the following:

•the title of the warrants;

•the offering price for the warrants, if any;

•the aggregate number of the warrants;

•the designation and terms of the debt securities purchasable upon exercise of the warrants;

•if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•the principal amount and price of debt securities that may be purchased upon exercise of a warrant;

•the dates on which the right to exercise the warrants commence and expire;

•if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•information relating to book-entry procedures, if any;

•if applicable, a discussion of material U.S. federal income tax considerations;

•anti-dilution provisions of the warrants, if any;

•redemption or call provisions, if any, applicable to the warrants; and

•any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Stock Warrants

The prospectus supplement relating to a particular issue of warrants exercisable for common stock will describe the terms of the common stock warrants, including the following:

•the title of the warrants;

•the offering price for the warrants, if any;

•the aggregate number of the warrants;

•the designation and terms of the common stock that may be purchased upon exercise of the warrants;

•if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•the number of shares and price of common stock that may be purchased upon exercise of a warrant;

•the dates on which the right to exercise the warrants commence and expire;

•if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•if applicable, a discussion of material U.S. federal income tax considerations;

•anti-dilution provisions of the warrants, if any;

•redemption or call provisions, if any, applicable to the warrants; and

•any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase such number of common shares at such exercise price as shall be set forth in, or shall be determinable as set forth in, the applicable prospectus supplement, and will specify how the exercise price of any warrants is to be paid, which may include payment in cash or by surrender of other warrants issued under the same warrant agreement (a so-called “cashless exercise”). Upon receipt of payment of the exercise price and, if required, the certificate representing the warrants being exercised properly completed and duly executed at the office or agency of the Company or the applicable warrant agent or at any other office or agency designated for that purpose, we will promptly deliver the securities to be delivered upon such exercise.

No Rights as Holders of Shares

Holders of warrants will not be entitled, by virtue of being such holders, to vote, consent or receive notice as holders of our outstanding shares in respect of any meeting of holders of our shares for the election of our directors or any other matter, or to exercise any other rights whatsoever as holders of our shares, or to receive any dividends or distributions, if any, on our shares.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may issue separately, or upon exercise of a debt warrant, any of which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in a prospectus supplement. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement. The following description of general terms relating to the debt securities and the indenture under which the debt securities will be issued are summaries only and therefore are not complete. You should read the indenture and the prospectus supplement regarding any particular issuance of debt securities. The debt securities will represent our unsecured general obligations, unless otherwise provided in the prospectus supplement.

The debt securities will be issued under an indenture between us and a trustee that will be named in the applicable prospectus supplement, and may be supplemented or amended from time to time following its execution. The indenture, and any supplemental indentures thereto, will be subject to, and governed by, the Trust Indenture Act of 1939.

The form of indenture gives us broad authority to set the particular terms of each series of debt securities issued thereunder, including, without limitation, the right to modify certain of the terms contained in the indenture.

Except to the extent set forth in a prospectus supplement, the indenture does not contain any covenants or restrictions that afford holders of the debt securities special protection in the event of a change of control or highly leveraged transaction.

General

The indenture will not limit the aggregate principal amount of debt securities that may be issued under it and will provide that debt securities may be issued in one or more series, in such form or forms, with such terms and up to the aggregate principal amount, that we may authorize from time to time. Our board of directors will establish the terms of each series of debt securities, and such terms will be set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. The particular terms of the debt securities offered pursuant to any prospectus supplement will be described in the prospectus supplement. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of any holder, for issuances of additional debt securities of that series.

The applicable prospectus supplement will describe the following terms of any series of debt securities that we may offer (to the extent applicable to the debt securities):

•the title and designation of the debt securities (which shall distinguish debt securities of one series from debt securities of any other series), including whether the debt securities shall be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, any subordination provisions particular to such series of debt securities and whether such debt securities are convertible and/or exchangeable for other securities;

•the aggregate principal amount of the debt securities and any limit upon the aggregate principal amount of the debt securities;

•the date or dates (whether fixed or extendable) on which the principal of the debt securities is payable or the method of determination thereof;

•the rate or rates (which may be fixed, floating or adjustable) at which the debt securities shall bear interest, if any, the method of calculating the rates, the date or dates from which interest shall accrue or the manner of determining those dates, the interest payment dates on which interest shall be payable, the record dates for the determination of holders to whom interest is payable, and the basis upon which interest shall be calculated if other than that of a 360-day year consisting of twelve 30-day months;

• the place or places where the principal and premium, if any, make-whole amount, if any, and interest on the debt securities, if any, shall be payable, where the holders may surrender debt securities for conversion, transfer or exchange and where notices or demands to or upon us may be served;

•any provisions relating to the issuance of the debt securities at an original issue discount;

•the price or prices at which, the period or periods within which and the terms and conditions upon which we may redeem the debt securities, in whole or in part, pursuant to any sinking fund or otherwise (including, without limitation, the form or method of payment if other than in cash);

•our obligation, if any, to redeem, purchase or repay the debt securities pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a holder, the price at which, the period within which and the terms and conditions upon which the debt securities shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation (including, without limitation, the form or method of payment thereof if other than in cash) and any provisions for the remarketing of the debt securities;

•if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series shall be issuable;

•if other than the principal amount thereof, the portion of the principal amount of the debt securities which shall be payable upon declaration of acceleration of the maturity or provable in bankruptcy, or, if applicable, the portion of the principal amount which is convertible or exchangeable in accordance with the provisions of the debt securities or the resolution of our board of directors or any supplemental indenture pursuant to which such debt securities are issued;

•any events of default with respect to the debt securities, in lieu of or in addition to those set forth in the indenture and the remedies therefor;

•our obligation, if any, to permit the conversion or exchange of the debt securities of such series into common shares or other capital stock or property, or combination thereof, and the terms and conditions upon which such conversion shall be effected (including, without limitation, the initial conversion or exchange price or rate, the conversion or exchange period, the provisions for conversion or exchange price or rate adjustments and any other provision relative to such obligation) and any limitations on the ownership or transferability of the securities or property into which holders may convert or exchange the debt securities;

•any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

•the currency or currency units, including composite currencies, in which the debt securities shall be denominated if other than the currency of the United States of America;

•if other than the currency or currency units in which the debt securities are denominated, the currency or currency units in which payment of the principal of, premium, if any, make-whole amount, if any or interest on the debt securities shall be payable (and the manner in which the equivalent of the principal amount thereof in the currency of the United States of America is to be determined for any purpose, including for the determination of the principal amount outstanding);

•if the principal of, premium, if any, make-whole amount, if any, or interest on the debt securities is to be payable, at our election or the election of a holder, in currency or currency units other than that in which the debt securities are denominated or stated, the period within which, and the terms and conditions upon which such election may be made and the time and manner of and identity of the exchange rate agent with responsibility for determining the exchange rate between the currency or currency units in which the debt securities are denominated or stated to be payable and the currency or currency units in which the debt securities will be payable;

• if the amount of the payments of principal of, premium, if any, make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which the amount shall be determined from that index;

•whether and under what circumstances we will pay additional amounts on the debt securities held by foreign holders in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem the debt securities rather than pay such additional amounts;

•if receipt of certain certificates or other documents or satisfaction of other conditions will be necessary for any purpose, including, without limitation, as a condition to the issuance of the debt securities in definitive form (whether upon original issue or upon exchange of a temporary debt security), the form and terms of such certificates, documents or conditions;

•any other affirmative or negative covenants with respect to the debt securities, including certain financial covenants;

•whether the debt securities shall be issued in whole or in part in the form of one or more global securities and the depositary for the global securities or debt securities, the circumstances under which any global security may be exchanged for debt securities registered in the name of any person other than the depositary or its nominee and any other provisions regarding the global securities;

•whether the debt securities are defeasible; and

•any other terms of a particular series.

Unless otherwise indicated in the prospectus supplement relating to the debt securities, the principal amount of and any premium or make-whole amount or interest on the debt securities will be payable, and the debt securities will be exchangeable and transfers thereof will be registrable, at the office of the trustee. However, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the debt security register. Any payment of principal and any premium or make-whole amount or interest required to be made on an interest payment date, redemption date or at maturity that is not a business day need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the applicable date, and no interest shall accrue for the period from and after such date.

Unless otherwise indicated in the prospectus supplement relating to debt securities, the debt securities will be issued only in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

Debt securities may bear interest at fixed or floating rates. We may issue our debt securities at an original issue discount, bearing no interest or bearing interest at a rate that, at the time of issuance, is below market rate, to be sold at a substantial discount below their stated principal amount. Generally speaking, if our debt securities are issued at an original issue discount and there is an event of default or acceleration of their maturity, holders will receive an amount less than their principal amount. Tax and other special considerations applicable to any series of debt securities, including original issue discount debt, will be described in the prospectus supplement in which we offer those debt securities. In addition, certain United States federal income tax or other considerations, if any, applicable to any debt securities which are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Global Securities

The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominees identified in the prospectus supplement relating to the debt securities. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for such global security to a nominee of the depositary and except in the circumstances described in the prospectus supplement relating to the debt securities. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series.

Modification of the Indenture

We and the trustee may modify the indenture with respect to the debt securities of any series, with or without the consent of the holders of debt securities, under certain circumstances to be described in a prospectus supplement.

Defeasance; Satisfaction and Discharge

The prospectus supplement will outline the conditions under which we may elect to have certain of our obligations under the indenture discharged and under which the indenture obligations will be deemed to be satisfied.

Defaults and Notice

The debt securities of any series will contain events of default to be specified in the applicable prospectus supplement, including, without limitation:

•failure to pay the principal of, or premium or make-whole amount, if any, on any debt security of such series when due and payable (whether at maturity, by call for redemption, through any mandatory sinking fund, by redemption at the option of the holder, by declaration or acceleration or otherwise);

•failure to make a payment of any interest on any debt security of such series when due;

•our failure to perform or observe any other covenants or agreements in the indenture with respect to the debt securities of such series;

•certain events relating to our bankruptcy, insolvency or reorganization; and

•certain cross defaults.

If an event of default with respect to debt securities of any series shall occur and be continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of such series may declare the principal amount (or, if the debt securities of such series are issued at an original issue discount, such portion of the principal amount as may be specified in the terms of the debt securities of such series) of all debt securities of such series or such other amount or amounts as the debt securities or supplemental indenture with respect to such series may provide, to be due and payable immediately.

The trustee under the indenture shall, within 90 days after the occurrence of a default, give to holders of debt securities of any series notice of all uncured defaults with respect to such series known to it. However, in the case of a default that results from the failure to make any payment of the principal of, premium or make-whole amount, if any, or interest on the debt securities of any series, or in the payment of any mandatory sinking fund installment with respect to debt securities of such series, the trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities of such series.

The indenture will contain a provision entitling the trustee to be indemnified by holders of debt securities before proceeding to exercise any trust or power under the indenture at the request of such holders. The indenture will provide that the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken, would involve the trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.

The right of a holder to institute a proceeding with respect to the indenture is subject to certain conditions including, that the holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its power under the indenture, indemnify the trustee and afford the trustee reasonable opportunity to act. Even so, the holder has an absolute right to receipt of the principal of, premium or make-whole amount, if any, and interest when due, to require conversion or exchange of debt securities if the indenture provides for convertibility or exchangeability at the option of the holder and to institute suit for the enforcement of such rights.

Conversion or Exchange Rights

If debt securities of any series are convertible or exchangeable, the applicable prospectus supplement will specify:

•the type of securities into which they may be converted or exchanged;

•the conversion price or exchange ratio, or its method of calculation;

•whether conversion or exchange is mandatory or at the holder’s election;

•how and when the conversion price or exchange ratio may be adjusted; and

•any other important terms concerning the conversion or exchange rights.

Concerning the Trustee

We will provide the name of the trustee in any prospectus supplement related to the issuance of debt securities and we will also provide certain other information related to the trustee, including describing any relationship we have with the trustee, in such prospectus supplement.

Governing Law

The indenture and the debt securities will be governed by the laws of the State of New York.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. If applicable, we will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•the title of the series of units;

•identification and description of the separate constituent securities comprising the units;

•the price or prices at which the units will be issued;

•the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

• a discussion of certain United States federal income tax considerations applicable to the units; and

• any other terms of the units and their constituent securities.

LEGAL MATTERS

Kirton McConkie PC, Salt Lake City, Utah, will pass upon the validity of any securities that we offer pursuant to this prospectus. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

Our consolidated financial statements, incorporated in this prospectus by reference to our Annual Report on Form 10-K, for the years ended December 31, 2016 and 2015, have been audited by Haskell & White LLP, our independent registered public accounting firm, and are so incorporated by reference hereto in reliance upon such report given upon the authority of said firm as an expert in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” certain of our publicly-filed documents into this prospectus, which means that information included in those documents is considered part of this prospectus. Information that we file with the SEC after the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering, and also between the date of the initial registration statement and prior to effectiveness of the registration statement.

The following documents filed with the SEC are incorporated by reference in this prospectus (other than, in each case, documents or information therein deemed to have been furnished and not filed in accordance with SEC rules):

1.Our Annual Report on Form 10-K for the year ended December 31, 2016.

2.Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 , June 30, 2017 and September 30, 2017 .

3.Our Current Reports on Form 8-K and 8-K/A filed on January 12, 2017, January 17, 2017 (as amended on March 31, 2017), March 28, 2017, March 31, 2017, April 5, 2017, May 2, 2017, May 9, 2017, June 12, 2017 (as amended on September 1, 2017), September 1, 2017, September 8, 2017 , October 6, 2017 and November 9, 2017 .

4.A description of Registrant’s $0.001 par value common stock being registered hereunder is contained in the section entitled “Description of Capital Stock” in the Registrant’s Post-Effective Amendment No. 13 to Form S-1 (File No. 333-135640) filed with the Securities and Exchange Commission on April 15, 2013.

We will provide without charge to any person, including any beneficial owner, to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference, excluding exhibits, unless we have specifically incorporated an exhibit in the incorporated document. Written requests should be directed to: CynergisTek, Inc., 27271 Las Ramblas, Suite 200, Mission Viejo, California, 92691, Attention: Investor Relations, (949) 614-0700 (telephone).

Each document or report subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the securities shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of filing of such document, unless otherwise provided in the relevant document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the registration statement and this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement or this prospectus.

The information relating to CynergisTek contained in this prospectus and the accompanying prospectus supplement is not comprehensive, and you should read it together with the information contained in the incorporated documents.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Limitations on Liability and Indemnification of Officers and Directors

The Company has entered into separate indemnification agreements with each of its directors and officers.  Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and the certificate of incorporation, as amended, and bylaws, as amended, against (i) any and all expenses and liabilities, including judgments, fines, penalties, interest and amounts paid in settlement of any claim with the Company’s approval and counsel fees and disbursements, and (ii)  any liabilities incurred as a result of acting on behalf of the Company (as a fiduciary or otherwise) in connection with an employee benefit plan. The indemnification agreements provide for the advancement or payment of expenses to the indemnitee and for reimbursement to the Company if it is found that such indemnitee is not entitled to such indemnification under applicable law and the Company’s certificate of incorporation and bylaws, each as amended. Our certificate of incorporation and bylaws provide similar indemnification for directors and officers.

Liability Insurance

We have obtained directors’ and officers’ liability insurance which covers certain liabilities, including liabilities to us and our stockholders.

SEC Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or our controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

$15,000,000

CYNERGISTEK, INC.

COMMON STOCK, WARRANTS, DEBT SECURITIES AND

UNITS

PROSPECTUS

, 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

We will pay all expenses incident to the offering and sale to the public of the securities being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes. All amounts shown are estimates, except for the SEC registration fee.

Securities and Exchange Commission registration fee	$2,355.15
Printing expenses	*
Counsel fees and expenses	*
Accounting fees and expenses	*
Stock exchange listing fees	*
Miscellaneous expenses	*
Total	$ *

*	These fees or expenses cannot be estimated at this time, as they are calculated based on the securities offered and the number of issuances.

Item 15.	Indemnification of Officers and Directors.

The Company is a Delaware corporation. The Delaware General Corporation Law, or DGCL, and certain provisions of the Company’s bylaws under certain circumstances provide for indemnification of the Company’s officers and directors against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to the Company’s bylaws.

Section 145 of the DGCL permits a corporation to indemnify any director, officer, employee or agent of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful.

A similar standard is applicable in the case of derivative actions (i.e., actions brought by or on behalf of the corporation), except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Section 102(b)(7) of the DGCL permits that no director shall be personally liable to the Registrant or its stockholders for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

•from any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•under Section 174 of the DGCL (unlawful payment of dividend or unlawful stock purchase or redemption); and

•from any transaction from which the director derived an improper personal benefit.

Section 145(g) of the DGCL grants the power to the Registrant to purchase and maintain insurance which protects the Registrant’s officers and directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by the Registrant.

Indemnification Arrangements

The Company’s bylaws authorize the Company to indemnify its directors and officers to the maximum extent and in the manner permitted under Delaware law.

The Company’s bylaws provide that the Company will indemnify any person (a) who is or was a director or officer of the Corporation, (b) who is or was serving at the request of the Corporation as a director, officer, manager, member, partner, trustee, or other agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, or (c) who was a director or officer of a corporation that was a predecessor corporation or other entity of the Corporation or of another enterprise at the request of such predecessor corporation or entity against expenses, judgments, fines, penalties, ERISA excise taxes, settlements, loss, liability, and other amounts actually and reasonably incurred in connection with any threatened, pending or completed action, action, suit or proceeding brought against such person arising by reason of such person’s official capacity or anything done or not done in such person’s official capacity. The Company will provide such indemnification, including without limitation advancement of expenses, so long as the indemnitee is legally entitled thereto in accordance with applicable law.

The determination of entitlement to indemnification will be made: (A) by a majority vote of the directors of the Company who are not a party to the proceeding for which indemnity is sought (“Disinterested Directors”), even though less than a quorum of the board of directors; (B) by a committee of such Disinterested Directors, even though less than a quorum of the board of directors; (C) by a written opinion of independent legal counsel if (x) a change of control will have occurred and the potential indemnitee so requests or (y) a quorum of the board of directors consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs; or (D) by the stockholders of the Company (but only if a majority of the Disinterested Directors, if they constitute a quorum of the board of directors, presents the issue of entitlement to indemnification to the stockholders for their determination).

The Company’s bylaws also authorize the board of directors, in its discretion, to pay the expenses of any such action in advance of the final disposition of such action.  If applicable law so provides, such advancement will be made upon a written undertaking by the indemnitee to repay any advanced amounts if it shall ultimately be determined that he or she is not entitled to indemnification under the standard set by the DGCL and the Company’s bylaws.

The Company has entered into separate indemnification agreements with each of its directors and officers.  Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and the certificate of incorporation, as amended, and bylaws, as amended, against any and all expenses and liabilities, including judgments, fines, penalties, interest and amounts paid in settlement of any claim with the Company’s approval and counsel fees and disbursements. The indemnification agreements provide for the advancement or payment of expenses to the indemnitee and for reimbursement to the Company if it is found that such indemnitee is not entitled to such indemnification under applicable law and the Company’s certificate of incorporation and bylaws, each as amended.

The Company is permitted by its bylaws to purchase and maintain insurance on behalf of any person who is or was a director, officer, manager, member, partner, trustee, employee or other agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify such person against such liability.  The Company maintains a Directors and Officers policy which covers certain liabilities of directors and officers of the Company.

Item 16.	Exhibits.

A list of exhibits included as part of this registration statement is set forth in the Exhibit Index.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that (1) paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) If and when applicable, the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, CYNERGISTEK, INC. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mission Viejo, State of California, on November 22 , 2017.

CYNERGISTEK, INC.

By:	/S/ Michael McMillan
Michael McMillan,
Chief Executive Officer and President

By:	/S/ Paul T. Anthony
Paul T. Anthony,
Chief Financial Officer and Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Michael McMillan	Director, President and Chief Executive Officer	November 22, 2017
Michael McMillan	(Principal Executive Officer and Director)

*	Director and Chief Operations Officer	November 22, 2017
Dr. Michael G. Hernandez

/s/ Paul T. Anthony	Chief Financial Officer, Secretary	November 22, 2017
Paul T. Anthony	(Principal Financial Officer and Accounting Officer)

*	Director (Non-executive Chairman of the Board)	November 22, 2017
John D. Abouchar

*
Mark Roberson	Director	November 22, 2017

*
Drexel DeFord	Director	November 22, 2017

*
Theresa Meadows	Director	November 22, 2017

*By: /s/ Paul T. Anthony
Paul T. Anthony,
Attorney-in-Fact

EXHIBITS

Exhibit No.	Description
1.1**	Form of Underwriting Agreement
3.1	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on September 8, 2017).
3.2	By-laws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on September 8, 2017).
4.1**	Form of Warrant Agreement.
4.2**	Form of Warrant Certificate.
4.3**	Form of Indenture between the Company and the Trustee to be designated therein relating to debt securities.
4.4	Registration Rights Agreement (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on August 3, 2011).
4.5	Registration Rights Agreement (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on January 17, 2017).
5.1*	Opinion of Kirton McConkie, a Professional Corporation.
23.1*	Consent of Kirton McConkie, a Professional Corporation (included in Exhibit 5.1).
23.2	Consent of Haskell & White LLP (filed herewith)
24.1*	Power of Attorney (included on the signature page to this Registration Statement).
25.1***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee under the Indenture.

*	Previously filed with the Registration Statement on Form S-3 filed with the SEC on October 10, 2017 (File No. 333-220888) .
**

To be filed, if applicable, subsequent to the effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference pursuant to a current report on Form 8-K in connection with the offering of securities.

***	To be filed, if applicable, pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.